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                                   PROXY

                            WELLS FARGO & COMPANY

     THIS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 19, 1994,
            IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoint(s) CARL E. REICHARDT, PAUL HAZEN, ROBERT K. JAEDICKE and PAUL A. MILLER, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, $5 par value, of Wells Fargo & Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in Newport Beach, California, on Tuesday, April 19, 1994, at 2:00 p.m., and at any adjournment thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

UNLESS A CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF THE PROPOSALS TO APPROVE THE ADOPTION OF BOTH THE NEW LONG-TERM INCENTIVE PLAN AND THE NEW SENIOR EXECUTIVE PERFORMANCE PLAN AND TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS FOR 1994, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH MATTERS OTHER THAN THE FOUR SPECIFIED ITEMS AS MAY COME BEFORE THE MEETING.

A majority of such proxies or their substitutes as shall be present and acting at the meeting, or if only one be present and acting then that one, shall have and may exercise all of the powers of all of said proxies hereunder.

The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

               THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
    PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.



The Board of Directors favors a vote "FOR" authority in Proposal 1 and "FOR" Proposals 2, 3 and 4.

Proposal 1--Authority to vote for the following nominees as described in the accompanying Proxy Statement: H.J. Arnelle; W.R. Breuner; W.S. Davila; R.S. Dezember; P. Hazen; R.K. Jaedicke; P.A. Miller; E.M. Newman; C.E. Reichardt; D.B. Rice; C-L. Tien; J.A. Young.

          FOR                WITHHELD
          / /                  / /


(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below.)

Proposal 2--Approve adoption of Long-Term Incentive Plan.

              / /  FOR      / /  AGAINST       / /  ABSTAIN


Proposal 3--Approve adoption of Senior Executive Performance Plan.

              / /  FOR      / /  AGAINST       / /  ABSTAIN


Proposal 4--Ratify selection of KPMG Peat Marwick as independent auditors for
            1994.

              / /  FOR      / /  AGAINST       / /  ABSTAIN


                                        Date:                    , 1994
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                                        ---------------------------------
                                         Signature



                                        ---------------------------------
                                         Signature



Please mark, date and sign exactly as your name appears at the side and return in the enclosed envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation or other organization, please sign in full name of corporation or other organization and designate capacity of signing officer.